UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2008

COUNTRYWIDE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number: 1-8422

Delaware	13-2641992
(State of incorporation)	(I.R.S. Employer Identification No.)

4500 Park Granada, Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

     On May 27, 2008, Countrywide Financial Corporation (“Countrywide”) received notice from the trustee/administrator of the Company 401(k) Savings and Investment Plan (the “Plan”) that a “blackout period” for the Plan would be imposed on transactions by Plan participants involving the Countrywide Stock Fund. On June 2, 2008, Countrywide sent a notice to its directors and executive officers informing them that: (1) the Plan blackout period is expected to begin as of 4:00 p.m., Eastern Time, on June 27, 2008 and end the morning of July 2, 2008, and (2) the directors and executive officers generally will be unable to trade in Countrywide common stock and related equity securities during the Plan blackout period.

     The Plan blackout period is being implemented to provide for the conversion of shares of Countrywide common stock into shares of Bank of America common stock held by the Countrywide Stock Fund, which will become the Bank of America Corporation Common Stock Fund, as a result of the closing of the acquisition of Countrywide by Bank of America Corporation. Access to the Countrywide Stock Fund held in accounts under the Plan will be suspended for the blackout period so that Plan participants will be unable to engage in certain transactions involving the Countrywide Stock Fund held in their Plan accounts, including exchange, distribution, contribution and loan transactions.

     A copy of the blackout notice to directors and executive officers of Countrywide, which includes the information required by Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
Exhibit No.	Description

99.1	Blackout Notice to Directors and Executive Officers of Countrywide Financial Corporation dated June 2, 2008

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTRYWIDE FINANCIAL CORPORATION

Date:	June 2, 2008	By: /s/ Susan E. Bow

Susan E. Bow
Senior Managing Director, General Counsel,
Corporate and Securities and Corporate Secretary

INDEX OF EXHIBITS
Number	Exhibit
99.1	Blackout Notice to Directors and Executive Officers of Countrywide Financial Corporation dated June 2, 2008